Exhibit 5.1
Telephone: 03-6944111 Fax: 03-6091116

Reuven Behar
Amir Chen
Avraham Well
Dr. Gil Orion
Israel Fischer
Ronald Lehmann
Eran Yaniv
Atir Jaffe
Tal Eyal-Boger
Yoram Bonen
Raz Tepper
Tamar Turjeman-Kedem
Anat Shavit
Shmuel Hamou
Michal Faktor
Meital Ben-Basat
Tsafrir Negbi
Miri Kimhi-Goldstein
Gilad Winkler
Orit Malka
Oded Revivo
Shay Teken
Ron Sitton
Shay Adulam
Israel Markovitz
Sagi Hammer
Dan Tzafrir
Boaz Noiman
Nitzan Sandor
Omri Shilo
Shelly Ivgi-Golbery
Liat Halperin
Amit Dat
Dror Matatyahu
Shirly Kazir

Shai Zadik
Hila Zonder Messa
Merav Shivek
Liat Volanovsky-neuman
Shiry Trifon
Sharon Rosen
Efrat Sharon
Warren Wienburg
Michal Nissani
Sivan Omer
Sagi Katz
Gali Friedhof
Moran Friedman
Hadar Sive
Ayana Neumann
Noya Kislev
Michal Tamar
Dar Lahav
Shilo Hershkovits
Ori Yanco
Yoav Hovav
Sharon Klein-Manbar
Naama Gil
Dr. Avi Osterman
Boaz Tavor
Shir Or
Royi Steinmetz
Orit Hirschbrand
Etti Dolev
Yasmin Rubin
Nirit Henig
Reut Arviv
Elad Shulman
Noa Barhum
Barak Glickman

Tal Wiesengrun
Ziv Schwartz
Yael Riemer
Ranit Waldman
Elad Offek
Meirav Bar-Zik
Ofira Alon
Hagit Horowitz
Gilad Tuffias
Vered Oren
Maayan Snir
Shira Gillat
Ori Avni
Yael Shimon-Many
Dikla Lavy-Fischer
Nohar Bresler
Moran Rabbia Perera
Roi Warhaftig
Shalom Hershkovitz
Asaf Gabay
Arik Kaufman
Tania Cohen
Liron Cohen
Eldad Meller
Vardit Zigelbaum
Oshrat Mor-Barak
Michal Shnapp
Keren Cohen
Tali Delouya
Reut Goldstein
Keren Alon
Meiran Sandelson
Adi Ginsburg
Moran Rom
Doron Rentsler

Hagar Keren-Hackim
Nadav Oberman
Oz Cohen
Hila Gabay
Eyal Konyak
Doron Kol
Hilla Sachs
Michal Brandel
Itiel Ben Haim
Esther Ben David
Carolyn Zeimer Vigodny
Tsachi Hoftman
Oren Shalom
Hagar Nagler
Moshe Moyal
Naama Moshe
Keren Shvartzberg
Amiya Goldstein
Amir Pintow
Omer Beer
Shani Wexler
Amir Varon
Karin Ayalon
Tali Michlin
Keren Shmueli
Noa Mazig
Natali Askira
Roni Asheroff Nir
Shlomi Dahan
Chen Hershkovitz-Ohayon
Shai Avital
Jana Rabinovich
Mor Gorin
Natalie Schneider
Adi Flanter

Rona Carp
Oranit Sofer-Rubin
Tslil Bainvol
Amit Bechler
Omer Shani
Yonatan Raskin
Ronna Ilan
Shiri Porat
Nitsan Feldman
Romy Martin
Michael Lahmy
Inbal Borosh
Dana Goldstein
Shelly Groisman
Guy Engel
Zohar Haim
Nir Forer
Liran Bassa
Ortal Rath
Gili Gertzberg
Reut Maor Kartowsky
Hadar Grader
Merav Grinspan
Shir Dayan
Rotem Mualem
Gal Aviram

Shoni Albeck - Adviser
Isachar Fischer 1929-2013

October 13, 2015

Check-Cap Ltd.
Check-Cap Building
Abba Hushi Avenue
P.O. Box 1271
Isfiya, 30090
Mount Carmel, Israel

Re:	Check-Cap Ltd.

Ladies and Gentlemen:

We refer to have acted as Israeli counsel to Check-Cap Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-203384) (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) covering up to 3,714,632 ordinary shares, par value NIS 0.20 per share, of the Company (collectively, the “Shares”), authorized for issuance under the Check-Cap Ltd. 2015 Equity Incentive Plan and the Check-Cap Ltd. 2015 United States Sub-Plan to the 2015 Equity Incentive Plan (the “Plan”).

In rendering the opinion expressed herein, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Plan; (ii) the Articles of Association of the Company, as currently in effect; and (iii) such other corporate records, resolutions, minutes, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for this opinion.  We have also made inquiries of such officers and representatives as to factual matters as we have deemed relevant and necessary as a basis for this opinion.

3 Daniel Frisch Street Tel Aviv 64731 Israel	Tel: 972-3-694-4111 Fax: 972-3-609-1116	www.fbclawyers.com

       In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of such latter documents.  We have assumed the same to have been properly given and to be accurate.  We have also assumed the truth of all facts communicated to us by the Company and that all consents, minutes and protocols of meetings of the Company’s board of directors which have been provided to us are true and accurate and have been properly prepared in accordance with the Company’s Articles of Association (as amended) and all applicable laws.  In addition, we have assumed that the Company will receive the full consideration for the Shares.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction.  This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

Based upon and subject to the foregoing and to the assumptions and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and reserved for issuance and, when issued and paid for in accordance with the terms of the Plan and the grants thereunder, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours, /s/ Fischer Behar Chen Well Orion & Co. Fischer Behar Chen Well Orion & Co.